     As filed with the Securities and Exchange Commission on January 9, 2002

                                                      Registration No. 333-56620

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            ONYX SOFTWARE CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                          Washington                                            91-1629814
(State or Other Jurisdiction of Incorporation or Organization)     (I.R.S. Employer Identification No.)

                         3180-139th Avenue SE, Suite 500
                         Bellevue, Washington 98005-4091
                                 (425) 451-8060
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             ----------------------

                                  Brent R. Frei
                Chief Executive Officer and Chairman of the Board
                            Onyx Software Corporation
                         3180-139th Avenue SE, Suite 500
                         Bellevue, Washington 98005-4091
                                 (425) 451-8060
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             ----------------------

                                   Copies to:
                                STEPHEN M. GRAHAM
                                  ALAN C. SMITH
                       Orrick, Herrington & Sutcliffe LLP
                          719 Second Avenue, Suite 900
                            Seattle, Washington 98104
                                 (206) 839-4300

                             ----------------------

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          DEREGISTRATION OF SECURITIES

     On March 6, 2001, Onyx Software Corporation filed a registration statement on Form S-3 (No. 333-56620) (the "Registration Statement") that registered 337,925 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Securities and Exchange Commission on April 13, 2001.

     The Registration Statement was filed in order to register shares of Onyx's common stock issued to the former shareholders of Market Solutions Limited, which was acquired by Onyx on October 1, 1999 and one of the former unitholders of RevenueLab, LLC, which was acquired by Onyx on January 5, 2001.

     In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, Onyx respectfully requests that the Commission remove from registration all of the shares which remain unsold under the Registration Statement. Onyx is requesting the removal from registration of these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreement between Onyx and the former unitholder of RevenueLab, LLC expired on January 5, 2002.

     Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Onyx hereby de-registers all of the shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder as of the date hereof.

            [The remainder of this page is intentionally left blank.]


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, state of Washington, on the 9th day of January, 2002.

                                       ONYX SOFTWARE CORPORATION

                                       By:  /s/ Brent R. Frei
                                           -------------------------------------
                                                Brent R. Frei
                                                Chief Executive Officer and
                                                Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 9th day of January, 2002.

                     Signature                                                  Title
                     ---------                                                  -----
               /s/ Brent R. Frei                        Chief Executive Officer and Chairman of the Board
-----------------------------------------------------   (Principal Executive Officer)
                   Brent R. Frei

               /s/ Brian C. Henry                       Senior Vice President, Chief Financial Officer and
-----------------------------------------------------   Treasurer (Principal Financial and Accounting Officer)
                   Brian C. Henry

                *H. RAYMOND BINGHAM                     Director
-----------------------------------------------------
                 H. Raymond Bingham

                *WILLIAM B. ELMORE                      Director
-----------------------------------------------------
                 William B. Elmore

                                                        Director
-----------------------------------------------------
                    Teresa Dial

                  *LEE D. ROBERTS                       Director
-----------------------------------------------------
                   Lee D. Roberts

                *DANIEL R. SANTELL                      Director
-----------------------------------------------------
                 Daniel R. Santell

*By:           /s/ Brent R. Frei
-----------------------------------------------------
                   Brent R. Frei
                  Attorney-in-Fact

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